UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 29, 2010
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices	(Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01 Entry Into a Material Definitive Agreement
     On July 29, 2010, Range Resources Corporation (“Range”) announced that it priced an offering at par of $500 million aggregate principal amount of senior subordinated notes due 2020, which will carry an interest rate of 6.75% (the “2020 Notes”). Range intends to use approximately $204.2 million of the net proceeds of the offering of the 2020 Notes to redeem all $200 million in outstanding principal amount of and accrued interest to its 7 3/8% senior subordinated notes due 2013 (the “2013 Notes”). The remaining proceeds will be used to pay down a portion of the outstanding balance of Range’s senior credit facility, which amounts may be re-borrowed subject to the terms of the senior credit facility.
     The 2020 Notes were sold pursuant to an Underwriting Agreement, dated July 29, 2010 (the “Underwriting Agreement”), by and among J.P. Morgan Securities Inc., Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), Range, and the following subsidiaries of Range, which are expected to fully and unconditionally guarantee the 2020 Notes on a senior subordinated basis (collectively, the “Subsidiary Guarantors”):
•	American Energy Systems, LLC
•	Energy Assets Operating Company, LLC
•	Oil & Gas Title Abstracting, LLC
•	Range Energy Services Company, LLC
•	Range Gathering & Processing Company, LLC
•	Range Operating New Mexico, LLC
•	Range Production Company
•	Range Resources — Appalachia, LLC
•	Range Resources — Midcontinent, LLC
•	Range Resources — Pine Mountain, Inc.
•	Range Texas Production, LLC
     The Underwriting Agreement contains customary representations, warranties and agreements by Range and the Subsidiary Guarantors, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Range has agreed with the Underwriters not to offer or sell any debt securities issued or guaranteed by Range having a term of more than one year (other than the 2020 Notes) for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of J.P. Morgan Securities Inc.
     The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to Range and its affiliates, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In particular, certain of the underwriters or their affiliates are lenders under Range’s senior credit facility or hold some of our 2013 Notes, and, in either case, will receive a portion of the note proceeds from this offering. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Range’s debt or equity securities or loans, and may do so in the future.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement, dated July 29, 2009, by and among Range Resources Corporation, certain subsidiary guarantors and J.P. Morgan Securities Inc., Banc of America Securities LLC and Wells Fargo Securities, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: August 3, 2010

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated July 29, 2009, by and among Range Resources Corporation, certain subsidiary guarantors and J.P. Morgan Securities Inc., Banc of America Securities LLC and Wells Fargo Securities, LLC.